EXHIBIT 4.3


                                                                 EXECUTION COPY





                               SECURITY AGREEMENT


                            Dated December 12, 2002

                                      From

                        The Grantors referred to herein

                                  as Grantors

                                       to

                            WILMINGTON TRUST COMPANY

                              as Corporate Trustee

                                      and

                                Bruce L. Bisson

                             as Individual Trustee

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                               TABLE OF CONTENTS


Section                                                                     Page

Section 1.    Grant of Security................................................4

Section 2.    Security for Obligations.........................................7

Section 3.    Grantors Remain Liable...........................................7

Section 4.    Delivery and Control of Security Collateral......................7

Section 5.    Maintaining the Account Collateral...............................9

Section 6.    Maintaining Letter-of-Credit Rights.............................10

Section 7.    Representations and Warranties..................................11

Section 8.    Further Assurances..............................................13

Section 9.    Post-Closing Changes; Collections on Assigned Agreements,
              Receivables and Related Contracts...............................15

Section 10.   Voting Rights; Dividends; Etc...................................16

Section 11.   As to the Assigned Agreements...................................17

Section 12.   Payments Under the Assigned Agreements; Letters of Credit.......17

Section 13.   Transfers and Other Liens; Additional Shares....................18

Section 14.   Collateral Trustees May Perform.................................18

Section 15.   Remedies........................................................18

Section 16.   Indemnity and Expenses..........................................20

Section 17.   Amendments; Waivers; Additional Grantors; Etc...................21

Section 18.   Notices, Etc....................................................21

Section 19.   Continuing Security Interest; Assignments under the
              Credit Agreement................................................22

Section 20.   Release; Termination............................................22

Section 21.   Security Interest Absolute......................................22

Section 22.   Additional Secured Obligations..................................23

Section 23.   Execution in Counterparts.......................................24

Section 24.   Limitation of Liability.........................................24


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Section 25.   Governing Law...................................................24

Section 26.   Submission to Jurisdiction and Waiver...........................24

Schedules

Schedule I      -   Location, Chief Executive Office, Place Where Agreements
                    Are Maintained, Type Of Organization, Jurisdiction Of
                    Organization And Organizational Identification Number
Schedule II     -   Pledged Equity and Pledged Debt
Schedule III    -   Assigned Agreements
Schedule IV     -   Changes in Name, Location, Etc.
Schedule V      -   Account Collateral
Schedule VI     -   Securities Accounts
Schedule VII    -   Excluded Receivables
Schedule VIII   -   Other Deposit Accounts and Other Securities Accounts


Exhibits

Exhibit A       -   Form of Security Agreement Supplement
Exhibit B       -   Form of Account Control Agreement (Deposit
                    Account/Securities Account)
Exhibit C       -   Form of Consent and Agreement
Exhibit D       -   Form of Securities Account Control Agreement


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                               SECURITY AGREEMENT


     SECURITY AGREEMENT dated December 12, 2002 made by The AES Corporation, a Delaware corporation (the "Borrower"), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 17) (the Borrower, the Persons so listed and the Additional Grantors being, collectively, the "Grantors"), to Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as corporate trustee (together with any successor corporate trustee appointed pursuant to Article VII of the Collateral Trust Agreement (as hereinafter defined), the "Corporate Trustee"), and Bruce L. Bisson, an individual residing in the State of Delaware, not in his individual capacity but solely as individual trustee (together with any successor individual trustee appointed pursuant to ArticleVII of the Collateral Trust Agreement, the "Individual Trustee"; and, together with the Corporate Trustee, the "Collateral Trustees"), as trustees under the Collateral Trust Agreement dated December 12, 2002 (as such agreement may be amended, supplemented or otherwise modified hereafter from time to time, the "Collateral Trust Agreement") among the Grantors and the Collateral Trustees.

     PRELIMINARY STATEMENTS.

     (1) The Borrower has entered into an Amended and Restated Credit, Reimbursement and Exchange Agreement dated as of December 12, 2002 (said agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"; terms defined therein and not otherwise defined herein shall have the meanings specified therein) with the Subsidiary Guarantors party thereto, the Banks party thereto (the "Banks"), the Revolving Fronting Banks and the Drax LOC Fronting Bank party thereto, and Citicorp USA, Inc., as Administrative Agent for the Bank Parties (in such capacity, the "Agent") and as Collateral Agent for the Bank Parties (in such capacity, the "Credit Agreement Collateral Agent"; and together with the Agent, the "Agents").

     (2) In order to induce the Banks, the Revolving Fronting Banks, the Drax LOC Fronting Banks and the Agents to enter into the Credit Agreement, the Grantors have agreed to grant a continuing security interest in and to the Collateral (as hereinafter defined) to the Collateral Trustees for the ratable benefit of the Lender Parties to secure the Obligations of the Borrower (the "Loan Parties") under the Credit Agreement and the Notes issued pursuant thereto.

     (3) The Borrower will enter into an Indenture to be dated as of December 13, 2002 (as amended, supplemented or otherwise modified and in effect on the date hereof and as the same may hereafter be further amended, modified, extended, renewed, replaced, restated or supplemented from time to time pursuant to the terms thereof, the "Exchange Note Indenture") with Wells Fargo Bank Minnesota, National Association (the "Exchange Note Trustee") to exchange the Borrower's (i) 8.75% Senior Notes due 2002 and (ii) the 7.375% Remarketable or Redeemable Securities due 2013 for the 10% Senior Secured Exchange Notes due 2005 to be issued on December 13, 2002 (the "Exchange Notes", and together with the Exchange Note Indenture (only to the extent relating to the Exchange Notes), the "Exchange Note Agreements").

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     (4) In order to induce the Exchange Note Trustee to enter into the
Exchange Note Indenture, the Grantors have agreed to grant a continuing security interest in and to the Collateral to the Collateral Trustees for the ratable benefit of the Exchange Note Holders to secure the Obligations of the Borrower under the Exchange Note Agreements.

     (5) The Borrower has entered into a Sponsor Agreement dated as of March 7, 2000 (as amended, supplemented or otherwise modified and in effect on the date hereof and as the same may hereafter be further amended, modified, extended, renewed, replaced, restated or supplemented from time to time pursuant to the terms thereof, the "Sponsor Agreement") with BankBoston, N.A., Nassau Branch, as agent (the "Sul Agent"), pursuant to which the Borrower has agreed to guarantee the obligations of AES Cayman Guaiba, Ltd. under a Credit Agreement dated as of March 6, 2001 (as amended, supplemented or otherwise modified and in effect on the date hereof and as the same may hereafter be further amended, modified, extended, renewed, replaced, restated or supplemented from time to time pursuant to the terms thereof, the "Sul Credit Agreement") with BankBoston, N.A., Nassau Branch, Banc of America Securities, LLC, Unibanco-Uniao de Bancos Brasilieros S.A. and WestLB AG, New York Branch and the lenders named therein (collectively, the "Sul Guaranteed Parties"), in an amount of up to a maximum aggregate amount of $50,000,000 (together with any other agreement or instrument delivered in connection with such guaranty, the "Sul Guarantee").

     (6) In order to satisfy certain conditions of the Sul Guarantee, the Grantors have agreed to grant a continuing security interest in and to the Collateral to the Collateral Trustees for the ratable benefit of the Sul Guarantee Parties to secure the Obligations of the Borrower under the Sul Guarantee.

     (7) The Borrower has entered into a Gas Transportation Agreement dated as of July 21, 2000 with Florida Public Utilities Company pursuant to which Fleet National Bank (the "Lake Worth LOC Bank") issued in favor of Florida Public Utilities Company irrevocable standby letter of credit number 1S1280134 (together with the application and agreement therefor dated on or about July 6, 2001, the "Lake Worth Letter of Credit") in an aggregate amount not to exceed $5,490,449.

     (8) In order to satisfy certain conditions under the Lake Worth Letter of Credit, the Grantors have agreed to grant a continuing security interest in and to the Collateral to the Collateral Trustees for the ratable benefit of the Lake Worth LOC Bank to secure the obligation of Lake Worth Generation LLC ("Lake Worth"), a Subsidiary of the Borrower, to reimburse the Lake Worth LOC Bank for any drawings under the Lake Worth Letter of Credit in an amount of up to a maximum aggregate amount of $5,490,449.

     (9) It is a condition precedent to (a) the continuation of the Loans by the Banks and the making of Revolving Credit Loans by the Revolving Credit Loan Banks, (b) the issuance (or be deemed to have issued) of Revolving Letters of Credit by the Revolving Fronting Banks, (c) the deemed issuance of the Drax Letter of Credit and the making of Drax Loans in respect of Drax L/C Drawings by the Drax LOC Fronting Banks, (d) the entry into the Secured Hedge Agreements by the Hedge Banks from time to time, (e) the entry into the Secured Treasury Management Service Agreements by a Bank Party or any Affiliate thereof, (f) the entry into the Exchange Note Indenture by the Exchange Note Trustee, (g) the satisfaction by


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Borrower of its obligations under the Sul Guarantee and (h) the satisfaction by
Lake Worth of its obligations under the Lake Worth Letter of Credit, that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

     (10) The Collateral Trustees have agreed, pursuant to the terms of the Collateral Trust Agreement, to accept the pledge and assignment, and the grant of a security interest, under this Agreement as security for the Secured Obligations (as defined in the Collateral Trust Agreement).

     (11) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Secured Agreements.

     (12) The Borrower has the security entitlements (the "Pledged Security Entitlements") with respect to all the financial assets (the "Pledged Financial Assets") credited from time to time to the Borrower's securities accounts (the "Securities Accounts") set forth and as otherwise described in Schedule VI hereto with the Persons named therein (each a "Securities Intermediary").

     (13) Each Grantor is the owner of the shares of stock or other Equity Interests (the "Initial Pledged Equity") set forth opposite such Grantor's name on and as otherwise described in Part I of Schedule II hereto and issued by the Persons named therein and the Borrower is the owner of the indebtedness (the "Initial Pledged Debt") set forth opposite the Borrower's name on and as otherwise described in Part II of Schedule II hereto and issued by the obligors named therein.

     (14) The Borrower has opened a Collateral Account (as defined in the Collateral Trust Agreement), under the control of the Corporate Trustee and subject to the terms of this Agreement and the other Shared Collateral Documents.

     (15) The Borrower maintains deposit accounts (the "Deposit Accounts") with banks, in the name of the Borrower and subject to the terms of this Agreement, as described in Schedule V hereto.

     (16) Terms defined in the Credit Agreement or the Collateral Trust Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement or the Collateral Trust Agreement. Further, unless otherwise defined in this Agreement, the Credit Agreement or the Collateral Trust Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. The term "Federal Book Entry Regulations" means (a) the


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federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt
Entry System (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. ss. 357.2, ss. 357.10 through ss. 357.14 and ss.
357.41 through ss. 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

     NOW, THEREFORE, in consideration of the premises and in order to (1) induce (a) the Banks to continue the Loans and the Revolving Credit Loan Banks to make Revolving Credit Loans, (b) the Revolving Fronting Banks to issue (or be deemed to have issued) Revolving Letters of Credit, (c) the Drax LOC Fronting Bank to be deemed to have issued the Drax Letter of Credit and to make Drax Loans in respect of Drax L/C Drawings, (d) the Hedge Banks to enter into Secured Hedge Agreements from time to time, (e) the entry into the Secured Treasury Management Service Agreements by a Bank Party or an Affiliate thereof and, (f) the Exchange Note Trustee to enter into the Exchange Note Indenture and (2) satisfy certain conditions of the Sul Guarantee and the Lake Worth Letter of Credit, each Grantor hereby agrees with the Collateral Trustees for their benefit and in trust for the ratable benefit of the Representatives and the Secured Holders as follows:

     Section 1. Grant of Security. Each Grantor, in order to secure the Secured Obligations, hereby assigns and pledges to the Collateral Trustees for their benefit and in trust for the equitable and ratable benefit of the Representatives and the Secured Holders, and hereby grants to the Collateral Trustees for their benefit and in trust for the equitable and ratable benefit of the Representatives and the Secured Holders, a lien on and security interest in, such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "Collateral"):

          (a) in the case of the Borrower, all accounts, chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property, in each case only to the extent such accounts, chattel paper, instruments, general intangibles and other obligations are owed to the Borrower from a Subsidiary of the Borrower (other than the Subsidiaries listed on Schedule
     VII) (any and all of such accounts, chattel paper, instruments, general intangibles and other obligations, to the extent not referred to in clause
     (b), (c) or (d) below, being the "Receivables", and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the "Related Contracts");

          (b) the following (the "Security Collateral"):


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               (i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

               (ii) in the case of the Borrower, the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

               (iii) all additional shares of stock and other Equity Interests of or in any issuer of the Initial Pledged Equity or any successor entity from time to time acquired by such Grantor in any manner and all additional shares of stock or Equity Interests of or in any new direct Subsidiary (other than a Non-Pledged Subsidiary) of such Grantor formed or acquired by such Grantor in any manner after the date of this Agreement (such shares and other Equity Interests, together with the Initial Pledged Equity, being the "Pledged Equity"), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

               (iv) all additional indebtedness from time to time owed to the Borrower by any obligor of the Initial Pledged Debt or any successor entity (such indebtedness, together with the Initial Pledged Debt, being the "Pledged Debt") and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

               (v) in the case of the Borrower, the Securities Accounts, all Pledged Security Entitlements with respect to all Pledged Financial Assets from time to time credited to the Securities Accounts, and all Pledged Financial Assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Security Entitlements or such Pledged Financial Assets and all subscription warrants, rights or options issued thereon or with respect thereto; and

               (vi) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements and (C) securities accounts) in which the Borrower has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or


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          instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto;

     provided, however, that if any time after the date of this Agreement the Borrower obtains the appropriate consents and regulatory approvals with respect to AES Oasis Finco Inc. and AES Oasis Holdco Inc., the Equity Interests in AES Oasis Finco, Inc. and AES Oasis Holdco, Inc. shall be pledged to the extent permissible at such time;

          (c) in the case of the Borrower each of the agreements listed on
     Schedule III hereto (collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of the Borrower to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "Agreement Collateral");

          (d) the following (collectively, the "Account Collateral"):

               (i) in the case of the Borrower, the Deposit Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents, all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the Deposit Accounts);

               (ii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Trustees for or on behalf of the Borrower, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

               (iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

          (e) all proceeds of, collateral for, income, and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (d) of this Section 1 and this clause (e)) and, to the extent not otherwise included, all


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     (A) payments under insurance (whether or not the Collateral Trustees are the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including, without limitation, all commercial tort claims and (C) cash.

     Notwithstanding the foregoing provisions of this Section 1 or of any other Secured Agreement, the grant of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include, as to each Grantor, more than 65% of the outstanding voting stock of any CFC (the "Excluded Assets").

     Section 2. Security for Obligations. This Agreement secures the payment of all of the Secured Obligations of the Borrower. Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Holder but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor.

     Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Trustees of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) none of the Collateral Trustees, any Representative or any Secured Holder shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Secured Agreement, nor shall any of the Collateral Trustees, any Representative or any Secured Holder be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder or thereunder.

     Section 4. Delivery and Control of Security Collateral. (a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Trustees pursuant to this Agreement and the Collateral Trust Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Trustees. The Collateral Trustees shall have the right, at any time after the occurrence and during the continuance of a Collateral Trust Agreement Default, in their discretion and without notice to any Grantor, to transfer to or to register in the name of the Collateral Trustees or any of their nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 10, and subject to the Remedies Limitations (as defined in Section 7(i)). In addition, the Collateral Trustees shall have the right at any time, after the occurrence and during the continuance of a Collateral Trust Agreement Default, to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations. Also, the Collateral Trustee shall have the right at any time, after the occurrence and during the continuance of a Collateral Trust Agreement Default, to convert Security Collateral consisting of financial assets credited to the Securities Accounts to Security Collateral consisting of financial assets held directly by the Collateral Trustee.


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     (b) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, subject to the Remedies Limitations, such Grantor will cause the issuer thereof either (i) to register the Collateral Trustees as the registered owners of such security or (ii) to agree in an authenticated record with such Grantor and the Collateral Trustees that such issuer will comply with instructions with respect to such security originated by the Collateral Trustees without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Trustees. With respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, upon the request of the Collateral Trustees, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder and the Borrower will notify each such issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder.

     (c) With respect to any Security Collateral in which the Borrower has any right, title or interest and that constitutes a security entitlement in which the Collateral Trustees are not the entitlement holders, the Borrower will cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Collateral Trustees as the entitlement holders of such security entitlement against such securities intermediary or (ii) to agree in an authenticated record with the Borrower and the Collateral Trustees that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which such Grantor has a security entitlement) originated by the Collateral Trustees upon the occurrence and during the continuance of a Collateral Trust Agreement Default, without further consent of such Grantor, such authenticated record to be in substantially the form of Exhibit D hereto or otherwise in form and substance satisfactory to the Collateral Trustees (such agreement being a "Securities Account Control Agreement").

     (d) The Borrower agrees that it will not add any securities intermediary that maintains a securities account for the Borrower or open any new securities account with any then existing Securities Intermediary unless (i) the Collateral Trustees and the Required Representatives shall have received at least 10 days' prior written notice of such additional securities intermediary or such new securities account and (ii) the Collateral Trustees shall have received, in the case of a Securities Account that is maintained by a Securities Intermediary that is not the Corporate Trustee, a Securities Account Control Agreement authenticated by such new securities intermediary and the Borrower, or a supplement to an existing Securities Account Control Agreement with such then existing Securities Intermediary, covering such new securities account (and, upon the receipt by the Collateral Trustees of such Securities Account Control Agreement or supplement, Schedule VI hereto shall be automatically amended to include such new Securities Account). The Borrower agrees that it will not terminate any Securities Account, except that the Borrower may terminate a Securities Account, if it gives the Collateral Trustees and the Required Representatives at least 10 days' prior written notice of such termination (and, upon such termination, Schedule VI hereto shall be automatically amended to delete such Securities Intermediary and Securities Account). The Borrower will not change or add any securities intermediary that maintains any securities account in which any of the Collateral is credited or carried, or change or add any such securities account, in each case without first complying with the provisions of this
Section 4 in order to continuously perfect the security interest granted hereunder in such Collateral.


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     (e) The Borrower shall, with respect to each Securities Account set forth on Part B of Schedule VIII hereto (the "Other Securities Accounts"), within 7 days of the date of this Agreement (x) terminate such Other Securities Account, at which time Schedule VI and Part B of Schedule VIII hereto shall be automatically amended to delete such Securities Account and Other Securities Account, respectively or (y) enter into a Securities Account Control Agreement with respect to such Other Securities Account, at which time Part B of Schedule VIII shall be automatically amended to delete such Other Securities Account.

     (f) Upon any termination by the Borrower of any Securities Account by the Borrower, or any Securities Intermediary with respect thereto, the Borrower will immediately transfer all funds and property held in such terminated Securities Account to another Securities Account listed in Schedule VI.

     (g) Upon the occurrence and during the continuance of a Collateral Trust Agreement Default, the Collateral Trustees shall have the right to originate a Notice of Exclusive Control (as such term is defined in the applicable Securities Account Control Agreement) with respect to any Securities Account and thereafter shall have the sole and exclusive right to direct the disposition of the funds and assets with respect to any such Securities Account.

     Section 5. Maintaining the Account Collateral. So long as any of the Secured Obligations remain outstanding, any Revolving Letter of Credit or the Drax Letter of Credit shall be outstanding, or any Revolving Credit Loan Bank has a Revolving Credit Loan Commitment:

          (a) The Borrower will maintain all Account Collateral only with the Corporate Trustee or with banks (the "Pledged Account Banks") that have agreed, in a record authenticated by the Borrower, the Collateral Trustees and the Pledged Account Banks, to (i) comply with instructions originated by the Collateral Trustees directing the disposition of funds in the Account Collateral without the further consent of the Borrower upon the receipt by the applicable Pledge Account Bank of a Notice of Exclusive Control (as defined in the applicable Account Control Agreement referred to below) and (ii) waive or subordinate in favor of the Collateral Trustees all claims of the Pledged Account Banks (including, without limitation, claims by way of a security interest, lien or right of setoff or right of recoupment but subject to such exceptions as may be agreed) to the Account Collateral, which authenticated record shall be substantially in the form of Exhibit B hereto, or shall otherwise be in form and substance satisfactory to the Collateral Trustees (the "Account Control Agreement").

          (b) The Borrower will cause each Person obligated at any time to make any payment to the Borrower for any reason (an "Obligor") to make such payment to a Deposit Account.

          (c) The Borrower agrees that it will not add any bank that maintains a deposit account for the Borrower or open any new deposit account with any then existing Pledged Account Bank unless (i) the Collateral Trustees and the Required Representatives shall have received at least 10 days' prior written notice of such additional bank or such new deposit account and (ii) the Collateral Trustees shall have received, in the case of a bank or Pledged Account Bank that is not the Corporate

     Trustee, an Account Control Agreement authenticated by such new bank and the Borrower, or a supplement to an existing Account Control Agreement with such then existing Pledged Account Bank, covering such new deposit account (and, upon the receipt by the Collateral Trustees of such Account Control Agreement or supplement, Schedule V hereto shall be automatically amended to include such new Deposit Account). The Borrower agrees that it will not terminate any bank as a Pledged Account Bank or terminate any Account Collateral, except that the Borrower may terminate a Deposit Account, and terminate a bank as a Pledged Account Bank with respect to a Deposit Account, if it gives the Collateral Trustees and the Required Representatives at least 10 days' prior written notice of such termination (and, upon such termination, Schedule V hereto shall be automatically amended to delete such Pledged Account Bank and Deposit Account). The Borrower will not change or add any bank that maintains any deposit account in which any of the Account Collateral is credited or carried, or change or add any such deposit account, in each case without first complying with the provisions of this Section 5 in order to continuously perfect the security interest granted hereunder in such Account Collateral.

          (d) Upon any termination by the Borrower of any Deposit Account by the Borrower, or any Pledged Account Bank with respect thereto, the Borrower will immediately (i) transfer all funds and property held in such terminated Deposit Account to another Deposit Account listed in Schedule V and (ii) notify all Obligors that were making payments to such Deposit Account to make all future payments to another Deposit Account listed in
     Schedule V hereto, in each case so that the Collateral Trustees shall have a continuously perfected security interest in such Account Collateral, funds and property.

          (e) The Borrower shall, with respect to each Deposit Account set forth on Part A of Schedule VIII hereto (the "Other Deposit Accounts"), within 7 days of the date of this Agreement (x) terminate such Other Deposit Account, at which time Schedule V and Part A of Schedule VIII hereto shall be automatically amended to delete such Deposit Account and Other Deposit Account, respectively or (y) enter into an Account Control Agreement with respect to such Other Deposit Account, at which time Part A of Schedule VIII shall be automatically amended to delete such Other Deposit Account.

          (f) Upon the occurrence and during the continuance of a Collateral Trust Agreement Default, the Collateral Trustees shall have the right to originate a Notice of Exclusive Control (as such term is defined in the applicable Account Control Agreement) with respect to any Deposit Account and thereafter shall have the sole and exclusive right at such time to direct the disposition of funds with respect to the applicable the Deposit Accounts.

     Section 6. Maintaining Letter-of-Credit Rights. So long as any of the Secured Obligations remain outstanding, any Revolving Letter of Credit or the Drax Letter of Credit shall be outstanding, or any Revolving Credit Loan Bank has a Revolving Credit Loan Commitment, each Grantor will maintain all letter-of-credit rights assigned to the Collateral Trustees so that the Collateral Trustees have control of the letter-of-credit rights in the manner specified in Section 9-107 of the UCC.

     Section 7. Representations and Warranties. Each Grantor represents and warrants as follows:

          (a) Such Grantor's exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) in the state or jurisdiction set forth on Schedule I hereto. In the case of the Borrower, the Borrower has its chief executive office and the office in which it maintains the original copies of each Assigned Agreement and Related Contract to which the Borrower is a party and all originals of all chattel paper that evidence Receivables of the Borrower, in the state or jurisdiction set forth in Schedule I hereto. The information set forth in
     Schedule I hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not previously changed its name, location, chief executive office, place where it maintains its agreements, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule IV hereto.

          (b) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Trustees relating to the Secured Agreements.

          (c) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to the Pledged Equity that is an uncertificated security, subject to the Remedies Limitations, such Grantor has caused the issuer thereof either (i) to register the Collateral Trustees as the registered owners of such security or (ii) to agree in an authenticated record with such Grantor and the Collateral Trustees that such issuer will comply with instructions with respect to such security originated by the Collateral Trustees without further consent of such Grantor. If such Grantor is an issuer of Pledged Equity, such Grantor confirms that it has received notice of such security interest. In the case of the Borrower, the Pledged Debt pledged by the Borrower hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, is evidenced by one or more promissory notes (which notes have been delivered to the Collateral Trustees) and as of the date hereof is not in default. All Security Collateral consisting of certificated securities and instruments have been delivered to the Collateral Trustees.

          (d) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto. In the case of the Borrower, the Initial Pledged Debt constitutes all of the outstanding indebtedness owed to the Borrower by the issuers thereof and is outstanding in the principal amount indicated on Schedule II hereto.

          (e) In the case of the Borrower, the Assigned Agreements to which the Borrower is a party, true and complete copies of which have been furnished to the Collateral Trustees, have been duly authorized, executed and delivered by all parties thereto, have not been amended, amended and restated, supplemented or otherwise modified, are in full force and effect and are binding upon and enforceable against the Borrower, and to the Borrower's knowledge, all parties thereto in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. There exists no default as of the date hereof under any Assigned Agreement to which the Borrower is a party by any party thereto. Other than the Borrower, each party to the Assigned Agreements listed on
     Schedule III hereto which requires such parties' consent for assignment and to which the Borrower is a party has executed and delivered to the Borrower a consent, in substantially the form of Exhibit C hereto or otherwise in form and substance satisfactory to the Collateral Trustees, to the assignment of the Agreement Collateral to the Collateral Trustees pursuant to this Agreement.

          (f) In the case of the Borrower, the Borrower has no deposit accounts, other than the Account Collateral listed on Schedule V hereto, as such Schedule V may be amended from time to time pursuant to Section 5(d), and legal, binding and enforceable Account Control Agreements are in effect for each deposit account that constitutes Account Collateral (other than Account Collateral consisting of Deposit Accounts maintained with the Corporate Trustees or the Other Deposit Accounts), except to the extent such Account Control Agreements are not required by Section 5(a). The Borrower has instructed all existing Obligors to make all payments to a Deposit Account.

          (g) In the case of the Borrower, the Borrower has no deposit accounts, other than the Other Deposit Accounts listed on Part A of
     Schedule VIII hereto, as Part A of Schedule VIII hereto may be amended from time to time pursuant to Section 5(d), which are not the subject of a legal, binding and enforceable Account Control Agreement.

          (h) In the case of the Borrower, the Borrower has no securities accounts, other than the Securities Accounts listed on Schedule VI hereto, as such Schedule VI may be amended from time to time pursuant to Section 4(d), and legal, binding and enforceable Securities Account Control Agreements are in effect for each securities account that constitutes Security Collateral (other than Security Collateral maintained with the Corporate Trustee in the Collateral Account or the Other Securities Accounts), except to the extent such Securities Account Control Agreements are not required by Section 4(c).

          (i) In the case of the Borrower, the Borrower has no securities accounts, other than the Other Securities Accounts listed on Part B of
     Schedule VIII hereto, as Part B of Schedule VIII hereto may be amended from time to time pursuant to Section 4(e), which are not the subject of a legal, binding and enforceable Securities Account Control Agreement.

          (j) All filings and other actions (including, without limitation, actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-105, 9-106 and

     9-107 of the UCC) necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Trustees for the benefit of the Representatives and the Secured Holders a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of such Grantor, securing the payment of the Secured Obligations.

          (k) (i) The execution, delivery, recordation, filing or performance by such Grantor of this Agreement, (ii) the grant by such Grantor of the Liens granted by it pursuant to this Agreement, (iii) the perfection or maintenance of the Liens created under this Agreement (including the first priority nature thereof), (iv) the exercise by the Collateral Trustees of their voting or other rights provided for in this Agreement and (v) the exercise by the Collateral Trustees of their remedies in respect of the Collateral pursuant to this Agreement and the other Shared Collateral Documents, will not require any consent, approval, authorization or other order of, or any notice to or filing with, any court, regulatory body, administrative agency or other governmental body (other (x) than such filings required in order to perfect any security interest granted by this Agreement, (y) the actions described in Section 4 with respect to the Security Collateral, which actions have been taken and are in full force and effect and (z) any other consent, approval, authorization, order, notice or filing, the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect), and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Borrower or any of the Pledged Subsidiaries or any agreement, indenture or other instrument to which the Borrower or any of the Pledged Subsidiaries is a party or by which the Borrower or any of the Pledged Subsidiaries or any of the Borrower's or any of the Pledged Subsidiaries' respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Borrower, any of the Pledged Subsidiaries or the Borrower's or any of the Pledged Subsidiaries' respective property, except for any violation, breach, conflict or default that could not reasonably be expected to have a Material Adverse Effect and except that in each of the foregoing cases, (A) any foreclosure or other exercise of remedies by the Collateral Trustees will require additional approvals and consents that have not been obtained from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual counterparties of one or more Subsidiaries, and the failure to obtain such approval or consent could result in a default under, or breach of, agreements or other legal obligations of such Subsidiary and (B) disposition of any of the Security Collateral may be subject to the receipt of regulatory approvals and to laws affecting the offering and sale of securities generally (the exceptions described in the foregoing clauses (A) and (B) are referred to as "Remedies Limitations").

     Section 8. Further Assurances. (a) Subject to the Remedies Limitations, each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Trustees may request and that is within the power of such Grantor, consistent with its currently existing contractual and other legal obligations, in order to perfect any pledge, assignment or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral

Trustees to exercise and enforce their rights and remedies hereunder and under the other Shared Collateral Documents with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) mark conspicuously each chattel paper included in Receivables, each Related Contract and, at the request of the Collateral Trustees, each of its records pertaining to such Collateral with a legend, in form and substance satisfactory to the Collateral Trustees, indicating that such chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; provided, however, that no such legend shall be required if such Collateral is delivered to the Collateral Trustees pursuant to clause (ii) below, (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Trustees hereunder such note or instrument or chattel paper duly indorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Trustees, (iii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Trustees may request, in order to perfect the security interest granted or purported to be granted by such Grantor hereunder, (iv) deliver and pledge to the Collateral Trustees for the ratable benefit of the Representatives and the Secured Holders certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank, (v) take all action necessary to ensure that the Collateral Trustees have control of Collateral consisting of deposit accounts, investment property, letter-of-credit rights and transferable records as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC, and (vi) deliver to the Collateral Trustees evidence that all other action that the Collateral Trustees may deem reasonably necessary or desirable in order to perfect the security interest created by such Grantor under this Agreement and the other Shared Collateral Documents has been taken.

     (b) (i) Each Grantor hereby authorizes the Collateral Trustees to file one or more financing or continuation statements relating to all or any part of the Collateral of such Grantor, and amendments thereto to correct the name and address of the Grantor or the Collateral Trustees or to correct the description of the Collateral contained therein to be consistent with the description of the Collateral contained in this Agreement, in each case without the signature of such Grantor where permitted by law and which shall be filed by the Collateral Trustees upon the receipt of an instruction letter from the Required Representatives requesting the taking of such action and attaching the form of financing statement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     (ii) Each Grantor ratifies its authorization for the Collateral Trustees to have filed such financing statements, continuation statements or amendments, to the extent such amendments are permitted pursuant to clause (i) above, filed prior to the date hereof.

     (c) Each Grantor will furnish to the Collateral Trustees from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Trustees may reasonably request, all in reasonable detail.

     Section 9. Post-Closing Changes; Collections on Assigned Agreements, Receivables and Related Contracts. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 7(a) of this Agreement without first giving at least 30 days' prior written notice to the Collateral Trustees and taking all action required by the Collateral Trustees for the purpose of perfecting or protecting the security interest granted by this Agreement. The Borrower will not change the location of the place where it keeps the originals of the Assigned Agreements and Related Contracts to which the Borrower is a party and all originals of all chattel paper that evidence Receivables of the Borrower from the locations therefor specified in Section 7(a) without first giving the Collateral Trustees 30 days' prior written notice of such change. No Grantor will become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) without giving the Collateral Trustees 30 days' prior written notice thereof and taking all action required by the Collateral Trustees to ensure that the perfection and first priority nature of the Collateral Trustees' security interest in the Collateral will be maintained. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Collateral Trustees at any time during normal business hours to inspect and make abstracts from such records and other documents. If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Trustees of such organizational identification number.

     (b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements, Receivables and Related Contracts. In connection with such collections, such Grantor may take (and, at the Collateral Trustees' direction, will take) such action as such Grantor may deem necessary or advisable to enforce collection of the Assigned Agreements, Receivables and Related Contracts; provided, however, that the Collateral Trustees shall have the right at any time, upon the occurrence and during the continuance of an Collateral Trust Agreement Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Assigned Agreements, Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Trustees and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Trustees and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Trustees referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Trustees hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Trustees in the same form as so received (with any necessary indorsement) to be held as cash collateral in the Collateral Account and either (A) released to such Grantor so long as no Collateral Trust Agreement Default shall have occurred and be continuing or (B) upon the occurrence and during the continuance of a Collateral Trust Agreement Default, the Collateral Trustees shall, upon receipt of a written notice from the Required Representatives, apply such cash collateral as provided in the Collateral Trust Agreement and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any Obligor thereof, or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.

     Section 10. Voting Rights; Dividends; Etc. (a) So long as no Collateral Trust Agreement Default shall have occurred and be continuing:

          (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided, however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

          (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Applicable Agreements; provided, however, that any and all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral, shall be, and shall be forthwith delivered to the Collateral Trustees to hold as Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Trustees, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Trustees as Security Collateral in the same form as so received (with any necessary indorsement).

          (iii) The Collateral Trustees will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

     (b) Upon the occurrence and during the continuance of a Collateral Trust Agreement Default:

          (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 10(a)(i) shall, upon notice to such Grantor by the Collateral Trustees, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 10(a)(ii) shall automatically cease, and, subject to the Remedies Limitations, all such rights shall thereupon become vested in the Collateral Trustees, who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as

     Collateral such dividends, interest and other distributions and shall deposit the same into the Collateral Account; and

          (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 10(b) shall be received in trust for the benefit of the Collateral Trustees, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Trustees to be deposited into the Collateral Account.

     Section 11. As to the Assigned Agreements. (a) The Borrower will at its expense:

          (i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such action to such end as may be requested from time to time by the Collateral Trustees; and

          (ii) furnish to the Collateral Trustees promptly upon receipt thereof copies of all notices, requests and other documents received by the Borrower under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Collateral Trustees such information and reports regarding the Assigned Agreements and such other Collateral of the Borrower as the Collateral Trustees may reasonably request and (B) upon request of the Collateral Trustees make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

     (b) The Borrower agrees that it will not, except to the extent otherwise permitted under the Applicable Agreements:

          (i) cancel or terminate any Assigned Agreement to which it is a party or consent to or accept any cancellation or termination thereof;

          (ii) amend, amend and restate, supplement or otherwise modify any such Assigned Agreement or give any consent, waiver or approval thereunder;

          (iii) waive any default under or breach of any such Assigned Agreement; or

          (iv) take any other action in connection with any such Assigned Agreement that would impair the value of the interests or rights of the Borrower thereunder or that would impair the interests or rights of any Applicable Holder.

     Section 12. Payments Under the Assigned Agreements; Letters of Credit. (a) The Borrower agrees, and has effectively so instructed each other party to each Assigned Agreement to which it is a party, that all payments due or to become due under or in connection with such Assigned Agreement will be made directly to a Deposit Account.

     (b) Upon the occurrence of a Collateral Trust Agreement Default, each Grantor will, promptly upon request by the Collateral Trustees, (i) notify (and such Grantor hereby authorizes the Collateral Trustees to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Trustees hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Trustees or their designee and (ii) arrange for the Collateral Trustees to become the transferee beneficiaries of letters of credit.

     Section 13. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Applicable Agreements or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement, and permitted under the Credit Agreement or any other Applicable Agreements.

     (b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in substitution for the Pledged Equity issued by such issuer, except to such Grantor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities of each issuer of the Pledged Equity issued to such Grantor.

     Section 14. Collateral Trustees May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Trustees may, but without any obligation to do so and without notice, themselves perform, or cause performance of, such agreement, and the expenses of the Collateral Trustees incurred in connection therewith shall be payable by such Grantor under Section 16.

     Section 15. Remedies. If a Collateral Trust Agreement Default shall have occurred and be continuing:

          (a) Subject to the Remedies Limitations, the Collateral Trustees may with the consent of the Required Representatives, and shall at the request of the Required Representatives, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Trustees forthwith, assemble all or part of the Collateral as directed by the Collateral Trustees and make it available to the Collateral Trustees at a place and time to be designated by the Collateral Trustees that is reasonably convenient to all parties, (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Trustees' offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Trustees may deem commercially reasonable, and (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustees shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustees may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by or on behalf of the Collateral Trustees and all cash proceeds received by or on behalf of the Collateral Trustees in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Trustees, be held by the Collateral Trustees as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Trustees pursuant to Section 16) in whole or in part by the Collateral Trustees for the ratable benefit of the Representatives and the Secured Holders against, all or any part of the Secured Obligations, in accordance with the terms of the Collateral Trust Agreement.

          (c) All payments received by the Borrower under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Trustees, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Trustees in the same form as so received (with any necessary indorsement).

          (d) The Collateral Trustees may, without notice to the Borrower except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held in the Collateral Account or in any other deposit account of the Borrower in accordance with clause (b) above.

          (e) If the Collateral Trustees shall determine to exercise their right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 15, each Grantor agrees that, upon request of the Collateral Trustees and subject to the Remedies Limitations, such Grantor will, at its own expense:

               (i) execute and deliver, and cause each issuer of such Security Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Trustees, advisable to register such Security Collateral under the provisions of the Securities Act of 1933 (as amended from time to time, the

          "Securities Act"), to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Collateral Trustees, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

               (ii) use its best efforts to qualify the Security Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of such Security Collateral, as requested by the Collateral Trustees;

               (iii) cause each such issuer of such Security Collateral to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act;

               (iv) provide the Collateral Trustees with such other information and projections as may be necessary or, in the opinion of the Collateral Trustees, advisable to enable the Collateral Trustees to effect the sale of such Security Collateral; and

               (v) do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

          (f) The Collateral Trustees are authorized, in connection with any sale of the Security Collateral pursuant to this Section 16, to deliver or otherwise disclose to any prospective purchaser of the Security
     Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to subsection (e)(i) above, (ii) any information and projections provided to it pursuant to subsection (e)(iv) above and (iii) any other information in its possession relating to such Security Collateral.

          (g) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Holders by reason of the failure by such Grantor to perform any of the covenants contained in subsection (e) above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Trustees shall demand compliance with subsection (e) above.

     Section 16. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless the Collateral Trustees, each Representative and each Secured Holder and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any other Shared Collateral Document except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

     (b) Each Grantor will upon demand pay to the Collateral Trustees the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of their counsel and of any experts and agents, that the Collateral Trustees may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Trustees, the Representatives or the other Secured Holders hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

     Section 17. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall (i) be in writing and signed by the Collateral Trustees and (ii) otherwise comply with Section 9.01 of the Collateral Trust Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Trustees, the Representatives or any other Secured Holders to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

     (b) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Secured Agreements to "Grantor" shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Secured Agreements to "Collateral" shall also mean and be a reference to the Supplemental Collateral (as defined in the Security Agreement Supplement) of such Additional Grantor and (ii) the supplemental schedules IV attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules IV, respectively, hereto, and the Collateral Trustees may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

     Section 18. Notices, Etc. All notices, demands, requests, and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to, in the case of any Representative, or the Collateral Trustees, addressed to each at their respective address specified in the Collateral Trust Agreement, in the case of the Borrower, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Borrower, addressed to it at its address set forth opposite such Grantor's name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, telecopied or confirmed by telex answerback, respectively, addressed as aforesaid; except that notices and other communications to the Collateral Trustees shall not be effective until received by the Collateral Trustees. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

     Section 19. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until all of the Collateral is released, and this Agreement is terminated, in accordance with
Section 8.02 of the Collateral Trust Agreement, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Trustees hereunder, to the benefit of the Collateral Trustees, the Representatives on behalf of themselves and on behalf of the Secured Holders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Bank Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Revolving Credit Loan Commitment, the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Bank Party in the Shared Collateral Documents or otherwise, in each case as provided in Section 10.06 of the Credit Agreement.

     Section 20. Release; Termination. The Collateral Trustees shall release all or any portion of the Collateral solely on terms and subject to the conditions set forth in Article 8 of the Collateral Trust Agreement.

     Section 21. Security Interest Absolute The obligations of each Grantor under this Agreement are independent of the Secured Obligations or any other obligations of any other Loan Party under or in respect of the Credit Agreement Documents and the Shared Collateral Documents, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against such Grantor or any other Loan Party or whether such Grantor or any other Loan Party is joined in any such action or actions. All rights of the Collateral Trustees, the Representatives and the other Secured Holders and the pledge, assignment and security interest hereunder and under the other Shared Collateral Documents, and all obligations of each Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and each Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Secured Agreement or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other Obligations of any other Loan

     Party under or in respect of the Secured Agreements or any other amendment or waiver of or any consent to any departure from any Secured Agreement, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

          (d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other Obligations of any other Grantor under or in respect of the Secured Agreements or any other assets of any Grantor or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Grantor or any of its Subsidiaries;

          (f) any failure of any Secured Holder to disclose to any Grantor any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Grantor now or hereafter known to such Secured Holder (each Grantor waiving any duty on the part of the Secured Holders to disclose such information);

          (g) the failure of any other Person to execute this Agreement or any other Shared Collateral Document, guaranty or agreement or the release (other than as provided in Section 20) or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Holder that might otherwise constitute a defense available to, or a discharge of, such Grantor or any other Grantor or a third party grantor of a security interest.

     This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Collateral Trustees, any Representative or any Secured Holder upon the insolvency, bankruptcy or reorganization of any Grantor or otherwise, all as though such payment had not been made.

     Section 22. Additional Secured Obligations. Each of the Grantors, the Collateral Trustees, the Representatives and the Secured Holders acknowledges and agrees that the Collateral hereunder may secure additional Obligations of the Borrower in respect of the incurrence of new Debt by the Borrower or the refinancing, extension, or renewal of certain Debt of the Borrower, in each case, only as permitted by the terms and conditions of the Credit Agreement. Upon the execution and delivery to the Collateral Trustees of an acknowledgement by the Persons to whom the obligations referred to in the immediately preceding sentence are owed, in form and substance satisfactory to the Collateral Trustees, that (i) such Persons acknowledge the terms and conditions of this Agreement and agree to be bound thereby and (ii) such Persons agree to pay their ratable share of the fees and expenses of the Collateral Trustees and to ratably indemnify the Collateral Trustees, in each case, on terms and conditions similar to those contained in the Credit Agreement, such Persons shall become "Secured Holders" hereunder and shall be entitled to share ratably in the Collateral for all purposes hereunder.

     Section 23. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     Section 24. Limitation of Liability. Each Grantor, and by its acceptance of this Agreement, the Collateral Trustees, the Representatives and the Secured Holders, hereby confirms that it is the intention of all such Persons that this Agreement and the Obligations of the Grantors hereunder not constitute a fraudulent conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Obligations of the Grantors hereunder. To effectuate the foregoing intention, the Collateral Trustees, the Representatives and the Secured Holders and the Grantors hereby irrevocably agree that the Obligations of the Grantors under this Agreement at any time shall be limited to the maximum amount as will result in the Obligations of the Grantors under this Agreement not constituting a fraudulent transfer or conveyance.

     Section 25. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 26. Submission to Jurisdiction and Waiver.

          (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the other Secured Agreements to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

          (b) Each Grantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement to which it is or is to be a party in any New York State or federal court. Each

     Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

          (c) EACH GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOANS OR THE ACTIONS OF ANY BANKS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.


                      [SIGNATURE PAGES IMMEDIATELY FOLLOW]

     IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                                     THE AES CORPORATION


                                                     By:
                                                         -----------------------
                                                         Title:


Acknowledged on the date hereof by:

WILMINGTON TRUST COMPANY,
as Corporate Trustee


By:
    ----------------------------------
    Title:


BRUCE L. BISSON,
as Individual Trustee


By:
    ----------------------------------
    Title:


WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,
as Exchange Note Trustee


By:
    ----------------------------------
    Title:


CITICORP USA, INC.,
as Administrative Agent


By:
    ----------------------------------
    Title:


BANKBOSTON, N.A., NASSAU BRANCH,
as Sul Agent


By:
    ----------------------------------
    Title:

FLEET NATIONAL BANK,
as Lake Worth LOC Bank


By:
    ----------------------------------
    Title: